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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of ILX Resorts Incorporated on Form S-1 of our report dated December 23, 1997, except for Note 1, as to which the date is January 9, 1998, appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the headings "Selected Consolidated Historical and Pro Forma Financial Information" and "Experts" in such Prospectus.

/s/  Deloitte & Touche LLP

Phoenix, Arizona
January 29, 1998